Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RRT0	FACE AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Securities Linked to the Russell 2000® Index

due October 21, 2015

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below) on the Stated Maturity Date (as defined below), unless this Security is automatically called prior to the Stated Maturity Date as provided below under “Automatic Call,” and to pay interest on the Face Amount of this Security from October 21, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Interest Payment Dates specified herein at the rate of 5.20% per annum until the earlier of the Stated Maturity Date and the Call Settlement Date (as defined below), if any. The “Initial Stated Maturity Date” shall be October 21, 2015. If the Final Calculation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Calculation Day is postponed, the “Stated Maturity Date” shall be the later of (i) three Business Days after the postponed Final Calculation Day and (ii) the Initial Stated Maturity Date. “Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Automatic Call

If the Closing Level (as defined below) of the Index (as defined below) on any Call Date (as defined below) is greater than or equal to the Starting Level (as defined below), this Security will be automatically called by the Company, and on the related Call Settlement Date the Holder hereof will receive the Call Price (as defined below) plus accrued and unpaid interest to, but excluding, such Call Settlement Date. Unless the Company defaults in the payment of the Call Price plus accrued and unpaid interest to, but excluding, the related Call Settlement Date, this Security will cease to be outstanding on such Call Settlement Date, interest will cease to accrue on or after such Call Settlement Date and the Holder hereof will have no further rights under this Security after such Call Settlement Date. The Holder hereof will not receive any notice from the Company in the event this Security is automatically called pursuant to the terms hereof. The “Call Price” is equal to the Face Amount of this Security.

Payment of Interest, the Redemption Amount and the Call Price

The Company shall pay interest on this Security quarterly on the fourth Business Day following each Call Date, as each such Call Date may be postponed as herein provided, and on the Stated Maturity Date (each, an “Interest Payment Date”). Except as described below for the first Interest Period, on each Interest Payment Date, interest will be paid for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. This period is referred to as an “Interest Period.” The first Interest Period will commence on and include October 21, 2013 and end on and include the day immediately preceding the first Interest Payment Date. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be the date one Business Day prior to such Interest Payment Date.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of interest and the Redemption Amount or the Call Price, as applicable, on this Security at

Maturity, will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Payment of the Redemption Amount or the Call Price, as applicable, and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Definitions Relating to Redemption Amount, the Call Price and Interest

If this Security is not automatically called prior to the Stated Maturity Date as provided above under “Automatic Call,” the “Redemption Amount” of this Security will equal:

•	if the Ending Level is greater than or equal to the Threshold Level: the Face Amount; or

•	if the Ending Level is less than the Threshold Level: the Face Amount minus:

Face Amount x	Starting Level – Ending Level Starting Level

“Index” shall mean the Russell 2000® Index.

The “Pricing Date” is October 15, 2013.

The “Starting Level” is 1079.62, the Closing Level of the Index on the Pricing Date.

The “Closing Level” of the Index on any Trading Day means the official closing level of the Index as reported by the Index Sponsor on such Trading Day.

The “Ending Level” will be the Closing Level of the Index on the Final Calculation Day.

The “Threshold Level” is 755.734, which is equal to 70% of the Starting Level.

The “Final Calculation Day” is October 15, 2015, subject to postponement as provided herein.

The “Call Dates” shall be the 15th day of each January, April, July and October, commencing January 2014 and ending July 2015, each subject to postponement as provided herein.

The “Call Settlement Date” for a Call Date shall be four Business Days after such Call Date, as such Call Date may be postponed as provided herein.

“Index Sponsor” shall mean Frank Russell Company, doing business as Russell Investment Group.

A “Trading Day” with respect to the Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Exchange is scheduled to be open for trading for its regular trading session.

The “Related Exchange” for the Index means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Index.

The “Relevant Exchange” for any security then underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.

The “Calculation Days” shall mean the Call Dates and the Final Calculation Day. If any Calculation Day is not a Trading Day, such Calculation Day will be postponed to the next succeeding Trading Day. A Calculation Day is also subject to postponement due to the occurrence of a Market Disruption Event. If a Market Disruption Event occurs or is continuing with respect to the Index on a Calculation Day, such Calculation Day will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing. If such first succeeding Trading Day has not occurred as of the eighth Trading Day after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed the Calculation Day. If a Calculation Day has been postponed eight Trading Days after the originally scheduled Calculation Day and a Market Disruption Event occurs or is continuing with respect to the Index on such eighth Trading Day, the Calculation Agent will determine the Closing Level of the Index on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of the Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any of the relevant securities, if a Market Disruption Event has occurred, its good faith estimate of the value of such securities at the Scheduled Closing Time (as defined below) on the Relevant Exchanges) on such date of each security included in the Index. See “—Market Disruption Events.” As used herein, “closing price” means, with respect to any security on any date, the relevant exchange traded or quoted price of such security as of the Close of Trading (as defined below) on such date.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of May 29, 2012 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of whether this Security will be automatically called on any Call Date, the Call Price, if any, the Redemption Amount, if any, and the Ending Level, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Discontinuance Of The Index; Alteration Of Method Of Calculation

If the Index Sponsor discontinues publication of the Index, and the Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “Successor Equity Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Equity Index as calculated by the relevant Index Sponsor or any other entity and calculate the Ending Level or Closing Level on any Call Date as described above. Upon any selection by the Calculation Agent of a Successor Equity Index, the Company will cause notice to be given to the Holder of this Security.

In the event that the Index Sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a Calculation Day and the Calculation Agent determines that no Successor Equity Index is available at such time, the Calculation Agent will calculate a substitute Closing Level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a Successor Equity Index is selected or the Calculation Agent calculates a level as a substitute for the Index, the Successor Equity Index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on a Calculation Day the Index Sponsor of the Index fails to calculate and announce the level of the Index, the Calculation Agent will calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth above under the definition of “Calculation Day” shall apply in lieu of the foregoing.

If at any time the Index Sponsor makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Level of the Index is to be calculated, calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Market Disruption Events

A “Market Disruption Event” means, with respect to the Index, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any Successor Equity Index at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Exchange or otherwise in futures or options contracts relating to the Index or any Successor Equity Index on any Related Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any Successor Equity Index on their Relevant Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any Successor Equity Index on any Related Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure on any Exchange Business Day of the Relevant Exchanges on which securities that then comprise 20% or more of the level of the Index or any Successor Equity Index are traded or any Related Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Exchange or Related Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Exchange or Related Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Exchange or Related Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Exchange for any security underlying the Index or Successor Equity Index or any Related Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred:

(1)

the relevant percentage contribution of a security to the level of the Index or any Successor Equity Index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index or Successor Equity Index, in each case immediately before the occurrence of the Market Disruption Event;

(2)	the “Close of Trading” means the Scheduled Closing Time of the Relevant Exchanges with respect to the securities underlying the Index or any Successor Equity Index;

(3)

the “Scheduled Closing Time” of any Relevant Exchange or Related Exchange on any Trading Day for the Index or any Successor Equity Index means the scheduled weekday closing time of such Relevant Exchange or Related Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “Exchange Business Day” means any Trading Day for the Index or any Successor Equity Index on which each Relevant Exchange for the securities underlying the Index or any Successor Equity Index and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Exchange or Related Exchange closing prior to its Scheduled Closing Time.

Calculation Agent

The Calculation Agent will determine whether this Security will be automatically called on any Call Date, the Call Price, if any, the Redemption Amount, if any, and the Ending Level. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of the Index under the circumstances described in this Security, (ii) if publication of the Index is discontinued, select a Successor Equity Index or, if no Successor Equity Index is available, determine the Closing Level of the Index under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as an investment unit consisting of (i) a fixed-rate debt obligation that the Company issued to the Holder hereof for an amount equal to the Face Amount of this Security and (ii) a put option in respect of the Index.

Redemption and Repayment

This Security is not subject to repayment at the option of the Holder hereof prior to October 21, 2015. Except as set forth above under “Automatic Call,” this Security is not subject to redemption prior to October 21, 2015. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof, calculated as provided herein as though the date of acceleration was the Final Calculation Day, plus accrued and unpaid interest to, but excluding, the date of acceleration.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Securities Linked to the Russell 2000® Index

due October 21, 2015

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and the Redemption Amount or the Call Price, as applicable, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the interest or the Redemption Amount or the Call Price, as applicable, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.